Company Contact:	For Zayo media inquiries, please contact:
Jaymie Scotto & Associates
AboveNet, Inc.	+1.866.695.3629
Jeffrey Garte
pr@jaymiescotto.com
Vice President, Finance 914-421-6700 jgarte@above.net

AboveNet Announces Stockholder Approval of Merger Agreement with Zayo Group

WHITE PLAINS, NY, June 5, 2012— AboveNet, Inc. (NYSE: ABVT) announced today that at its special meeting of stockholders held on June 5, 2012, its stockholders approved the proposal to adopt the merger agreement, dated as of March 18, 2012, by and among AboveNet, Zayo Group, LLC and Voila Sub, Inc., a wholly owned subsidiary of Zayo Group, providing for the acquisition of AboveNet by Zayo Group.

Approximately 82.7% of the shares of AboveNet common stock issued and outstanding as of the close of business on April 30, 2012, the record date for the special meeting, were voted at the special meeting. Of the shares voted at the special meeting, approximately 99.7% were voted in favor of the proposal to adopt the merger agreement, representing approximately 82.5% of the total number of shares of AboveNet common stock issued and outstanding as of the record date.

The consummation of the acquisition of AboveNet by Zayo Group is subject to the receipt of required regulatory approvals as well as the satisfaction of other customary closing conditions as set forth in the merger agreement and discussed in AboveNet’s definitive proxy statement filed with the Securities and Exchange Commission on May 3, 2012. AboveNet continues to expect that the transaction will close in mid-2012.

About AboveNet

AboveNet, Inc. is a leading provider of high bandwidth connectivity solutions for businesses and carriers. Its private optical network delivers key network and IP services in and among top U.S. and European markets. AboveNet’s network is widely used in demanding markets such as financial and legal services, media, health care, retail and government.

About Zayo

Based in Louisville, Colo., privately owned Zayo Group (www.zayo.com) is a national provider of fiber-based Bandwidth Infrastructure and network-neutral colocation and interconnection services. Zayo serves wireline and wireless carriers, data centers, Internet content and services companies, high bandwidth enterprises as well as federal, state and local government agencies. Zayo provides these services over regional, metro and fiber-to-the-tower networks. Zayo’s network assets include approximately 45,700 route miles, covering 42 states plus Washington, D.C. Additionally, Zayo has approximately 5,400 buildings on-net, 440 Points-of-Presence (POPs), 2,300 cell towers on-net, and over 93,000 billable square feet of colocation space. In March 2012, Zayo announced its intent to acquire AboveNet, a leading provider of high bandwidth connectivity solutions. Zayo was recently been named one of the Denver-area’s Fastest Growing Private Companies by the Denver Business Journal.

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. AboveNet cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the failure to satisfy the remaining conditions to completion of the merger, including receipt of regulatory approvals, industry competition, pricing and macro-economic conditions and AboveNet's financial and operating prospects. AboveNet's business could be materially adversely affected and the trading price of AboveNet's common stock could decline if these risks and uncertainties develop into actual events. AboveNet cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. AboveNet undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. A more detailed discussion of factors that may affect AboveNet's business and future financial results is included in AboveNet's SEC filings, including, but not limited to, those described in “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in AboveNet's Annual Report on Form 10-K for the year ended December 31, 2011 and subsequently filed Quarterly Report on Form 10-Q.

# # #